As filed with the Securities and Exchange Commission on February 26, 2001
                                               Registration No. 333-56204
                                                                    -----
=========================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                  --------------------------------

                             FORM S-8

                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933

                 ----------------------------------
                FROZEN FOOD EXPRESS INDUSTRIES, INC.
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         (Exact name of registrant as specified in its charter)

          Texas                                       75-1031831
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     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)                Identification No.)

                      1145 Empire Central Place
                      Dallas, Texas 75247-4309
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       (Address, including zip code, of principal executive offices)

          FFE TRANSPORTATION SERVICES, INC. 401(K) WRAP PLAN
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                      (Full title of the plan)

                       Stoney M. Stubbs, Jr.
                Frozen Food Express Industries, Inc.
                     1145 Empire Central Place
                     Dallas, Texas 75247-4309
                         (214) 630-8090
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 (Name, address, and telephone number, including area code, of agent for service)

                -----------------------------------

                         With copies to:

                           Kent Jamison
                     Locke Liddell & Sapp LLP
                  2200 Ross Avenue, Suite 2200
                      Dallas, Texas 75201
                -----------------------------------

                     CALCULATION OF REGISTRATION FEE
                                                      Proposed
                                      Proposed        Maximum
     Title             Amount         Maximum         Aggregate
  Of Securities        To Be        Offering Price     Offering    Registration
To Be Registered(1)  Registered      Per Share(2)     Price(2)         Fee
-------------------  ----------     --------------    ----------   ------------
Common Stock, $1.50
par value per share  500,000 shares    $1.7815          $890,750      $222.69

(1) The shares of common stock of Frozen Food Express Industries, Inc. (the "Company"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Company's 401(k) Wrap Plan (the
"Plan").  Pursuant to Rule 416 promulgated under the Securities Act of
1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common
Stock on February 23, 2001, as reported on the Nasdaq National Market
System.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

	The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.


PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

	The Company and the Plan hereby incorporate by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

        a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 30, 2000, and as amended on July 13, 2000;

        b. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000;

        c. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed with the Commission on August 11, 2000;

        d. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as filed with the Commission on November 13, 2000; and

        e. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on April 26, 1972 (SEC File No. 0-
6200), for registration of the Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

	In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

	Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

	Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

	Not Applicable.

Item 6.   Indemnification of Officers and Directors.

	The Company is permitted by Art. 2.02-1 of the Texas Business Corporation Act ("TBCA"), subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

	Article Twelve of the Company's Articles of Incorporation provides that, to the full extent permitted by Texas law, the Company is required to indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and is required to advance to such person reasonable expenses incurred by him in connection therewith.

Item 7.  Exemption from Registration Claimed.

	Not Applicable.

Item 8.  Exhibits.

	The following are filed as exhibits to this Registration Statement:

Exhibit No.     Description
----------      -------------
   4.1          Articles of Incorporation of the Company, as amended
                (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006)

   4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended)

   4.3 Amendment to Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated June 28, 2000)

   4.4          FFE Transportation Services, Inc. 401(k) Wrap Plan*

   5            Opinion of Locke Liddell & Sapp LLP*

  23.1          Consent of Locke Liddell & Sapp LLP (See Exhibit 5)*

  23.2          Consent of Arthur Andersen LLP*

  24 Power of Attorney (included on the signature page of the Registration Statement)*
_____________
* Filed herewith

Item 9.  Undertakings.

	A.	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

			(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act;

			(ii)	To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

			(iii)	To include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered that remain unsold at the termination of the offering.

			(iv)	That, for purposes of determining any liability
under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

			(v)	Insofar as indemnification for liabilities
arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                         (Signature Page Follows)

                                 SIGNATURES


	Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 26, 2001.



                                       FROZEN FOOD EXPRESS INDUSTRIES, INC.
                                       ------------------------------------

                                       By: /s/ F. Dixon McElwee, Jr.
                                          ----------------------------------
                                           F. Dixon McElwee, Jr.
                                           Senior Vice President

POWER OF ATTORNEY

	Each person whose signature appears below hereby authorizes Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr. to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr., and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

	Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Name                       Title                          Date
-------------------------   ------------------------       -----------------

/s/ Stoney M. Stubbs, Jr.   Chairman of the Board          February 26, 2001
-------------------------   and President (Principal
Stoney M. Stubbs, Jr.       Executive Officer)



/s/ F. Dixon McElwee, Jr.   Senior Vice President          February 26, 2001
-------------------------   and Director (Principal
F. Dixon McElwee, Jr.       Financial and Accounting
                            Officer)


/s/ Charles G. Robertson    Executive Vice President       February 26, 2001
-------------------------   and Director
Charles G. Robertson


/s/ Edgar O. Weller         Vice Chairman of the           February 26, 2001
-------------------------   Board of Directors
Edgar O. Weller

/s/ W. Mike Baggett         Director                       February 26, 2001
-------------------------
W. Mike Baggett


/s/ Brian R. Blackmarr      Director                       February 26, 2001
-------------------------
Brian R. Blackmarr


/s/ Leroy Hallman           Director                       February 26, 2001
-------------------------
Leroy Hallman


/s/ T. Michael O'Connor     Director                       February 26, 2001
-------------------------
T. Michael O'Connor

	Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the FFE Transportation Services, Inc. 401(k) Wrap Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 26, 2001.


                                        FFE Transportation Services, Inc.
                                        401(k) Wrap Plan
                                        ---------------------------------

                                        By: /s/ F. Dixon McElwee, Jr.
                                        ---------------------------------
                                           F. Dixon McElwee, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer

                           Exhibit Index


Exhibit No.       Description
-----------       -----------
   4.1            Articles of Incorporation of the Company, as amended
                  (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006).

   4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended).

   4.3 Amendment to Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated June 28, 2000).

   4.4            FFE Transportation Services, Inc. 401(k) Wrap Plan*.

   5              Opinion of Locke Liddell & Sapp LLP.*

  23.1            Consent of Locke Liddell & Sapp LLP (See Exhibit 5).*

  23.2            Consent of Arthur Andersen LLP.*

  24 Power of Attorney (included on the signature page of the Registration Statement).*
_____________
*Filed herewith

                                 EXHIBIT 5


February 26, 2001


Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247

Re:	Registration of 2,500.000 Shares of Common Stock, par value of
$1.50 per share, pursuant to a Registration Statement on Form S-8

Gentlemen:

	We have acted as counsel to Frozen Food Express Industries, Inc., a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 2,500,000 shares of common stock, $1.50 par value per share ("Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 401(k) Wrap Plan (the "Plan") (such shares collectively referred to as the "Securities"), to be issued pursuant to the Plan.

	In rendering this opinion we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended to date, and such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

	Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

	We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Respectfully submitted,

                                             LOCKE LIDDELL & SAPP LLP

                                             /s/ Locke Liddell & Sapp LLP
                                             ----------------------------

                                 Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

	As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 2000, incorporated by reference from Frozen Food Express Industries, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


                                               /s/ ARTHUR ANDERSEN LLP
                                               ---------------------------
Dallas, Texas,
February 20, 2001